EXHIBIT 23 (a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of The Newhall Land and Farming Company on Form S-8 (registration numbers 033-53767, 033-53769, 033-58171, 333-15303, 333-57591, and 333-99381) of our report dated January 21, 2003, appearing in the Annual Report on Form 10-K of The Newhall Land and Farming Company for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statements.

/S/ DELOITTE & TOUCHE LLP

Los Angeles, California March 26, 2003

EXHIBIT 23 (b)

INDEPENDENT AUDITORS' CONSENT

The Board of Directors of Newhall Management Corporation
    And Partners of The Newhall Land and Farming Company:

We consent to the incorporation by reference in the registration statements on Form S-8 (Numbers 033-53767, 033-53769, 033-58171, 333-15303 and 333-57591) of The Newhall Land and Farming Company and subsidiaries of our report dated January 16, 2001, with respect to the consolidated statements of income, changes in partners' capital, and cash flows for the year ended December 31, 2000, which report appears in the December 31, 2002, annual report on Form 10-K of The Newhall Land and Farming Company.

/S/ KPMG LLP

Los Angeles, California March 26, 2003